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                                                                   EXHIBIT 10.18

                     NON-COMPETITION AND SEVERANCE AGREEMENT

                  This Non-Competition and Severance Agreement (the "Agreement") is dated as of November 21, 2001, and is entered into between Pharmion Corporation, a Delaware corporation (the "Company"), and Judith Hemberger (the "Employee").

                  WHEREAS, the Employee is currently employed by the Company;
and

                  WHEREAS, the Employee and the Company desire to embody in this Agreement the terms, conditions and benefits to be provided to the Employee in the event of the Employee's termination of employment with the Company; and

                  WHEREAS, this Agreement shall supersede all prior oral and written agreements, arrangements and understandings relating to the terms and conditions of severance pay in the event of Employee's employment termination without Just Cause (as defined herein).

                  NOW, THEREFORE, the parties hereby agree:

                  Section 1.        DEFINITIONS.

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Just Cause" shall mean (with regard to the Employee's termination of employment with the Company): (i) Employee has committed or engaged in negligent or willful conduct that is likely to be detrimental to the Company; (ii) Employee has engaged in acts which constitute theft, fraud, or other illegal or dishonest conduct which are considered to be harmful to the Company as determined by the majority vote of the Board; (iii) Employee has willfully disobeyed the reasonable and lawful directives of the Company' Chief Executive Officer or the Company's President or Board; (iv) Employee has refused or is unwilling to perform his/her job duties; (v) Employee has failed adequately to perform his/her job duties, provided, however, that the Company shall provide Employee with written notice of the deficiencies in his/her performance and Employee shall be given 45 days to remedy such deficiencies. (vi) Employee has demonstrated habitual absenteeism; (vii) Employee is substantially dependent on alcohol or any controlled substance or violates any general Company policy with regard to alcohol or controlled substances; (viii) Employee has engaged in acts which constitute sexual or other forms of illegal harassment or discrimination; (ix) Employee makes public remarks that disparage the Company, its Board, officers, directors, advisors, Employees, affiliates or subsidiaries; (x) Employee violates his/her fiduciary duty to the Company, or his/her duty of loyalty to the Company; or (xi) Employee breaches any term of this Agreement or any other material agreement between Employee and the Company or any of its subsidiaries.

                  (c) "Salary" shall mean, at any relevant time, the Employee's regular annual salary from the Company, excluding shift premiums, overtime, bonuses or any other allowance.

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                  Section 2.        BENEFITS.

                  (a) Severance Benefit. In the event that the Employee's employment is terminated by the Company without Just Cause (other than by reason of death or disability), the Employee shall continue to receive the Salary at the rate in effect hereunder on the date of such termination (the "Termination Date") periodically, in accordance with the Company's prevailing payroll practices, for a period of twelve (12) months following the Termination Date (the "Severance Benefit"); provided, however, that the payment of the Severance Benefit shall immediately terminate, and the Company shall have no further obligations to the Employee with respect thereto, in the event that the Employee violates any of the provisions contained in Section 3 hereof. Payment of any amounts pursuant to this Section 2(a) shall be expressly conditioned upon the Employee's execution of a general waiver and release of claims against the Company and its officers, directors, agents, and affiliates in a form acceptable to the Company.

                  (b) Continuation of Benefits in the Event of Death. In the event the Employee dies prior to receipt of the Employee's entire Severance Benefit, the remaining portion of such Severance Benefit shall continue to be paid, in the same form and at the same time as described in Section 2(a) above to the Employee's spouse, or, if the Employee is not married on the date of death, to the Employee's estate.

                  (c) Mitigation/Set Off. (i) The Employee shall not be required to seek other employment or to attempt in any way to reduce amounts payable to the Employee pursuant to this Agreement.

                  Section 3. RESTRICTIVE COVENANTS. The Employee acknowledges and agrees that the agreements and covenants contained in this
Section 3 are (i) reasonable and valid in geographical and temporal scope and in all other respects, and (ii) essential to protect the value of the Company's business and assets, and by his employment with the Company, the Employee will obtain knowledge, contacts, know-how, training and experience and there is a substantial probability that such knowledge, know-how, contacts, training and experience could be used to the substantial advantage of a competitor of the Company and to the Company's substantial detriment. For purposes of this
Section 3, references to the Company shall be deemed to include its subsidiaries.

                  (a) Non-Competition. The Employee covenants and agrees that during the Employee's employment with the Company (the "Employment Period") and for a period extending to the first anniversary of the Employee's termination of employment for any reason (the "Restricted Period"), with respect to any State or foreign country in which the Company is engaged in business at the time of such termination, the Employee shall not, directly or indirectly, individually or jointly, own any interest in, operate, join, control or participate as a partner, director, principal, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for any entity which competes to a material extent with the business activities in which the Company is engaged at the time of such termination or in which business activities the Company has documented plans to become engaged in and as to which Employee has knowledge at the time of Employee's termination of employment, or any entity in which any such relationship with the Employee would result in the inevitable use or disclosure of Confidential Information. Notwithstanding anything herein to the contrary, this Section 3(a)

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shall not prevent the Employee from acquiring as an investment securities representing not more than one percent (1%) of the outstanding voting securities of any publicly-held corporation.

                  (b)      Extension. If the Employee violates the provisions of
Section 3(a) above, the Employee shall continue to be bound by the restrictions set forth in Section 3(a) until a period of one year has expired without any violation of such provisions.

                  (c) Blue Pencil. If any court of competent jurisdiction shall at any time deem the duration or the geographic scope of any of the provisions of this Section 3 unenforceable, the other provisions of this
Section 3 shall nevertheless stand and the duration and/or geographic scope set forth herein shall be deemed to be the longest period and/or greatest size permissible by law under the circumstances, and the parties hereto agree that such court shall reduce the time period and/or geographic scope to permissible duration or size.

                  Section 4. INJUNCTIVE RELIEF. Without intending to limit the remedies available to the Company, the Employee acknowledges that a breach of any of the covenants contained in Section 3 hereof may result in material irreparable injury to the Company or its subsidiaries or affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction, without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach of Section 3 hereof, restraining the Employee from engaging in activities prohibited by Section 3 hereof or such other relief as may be required specifically to enforce any of the covenants in Section 3 hereof. Notwithstanding any other provision to the contrary, the Restricted Period shall be tolled during any period of violation of any of the covenants in Section
3(a) hereof and during any other period required for litigation during which the Company seeks to enforce this covenant against the Employee if it is ultimately determined that such person was in breach of such covenants.

                  Section 5. TAXES. The Company may withhold from any payments made under this Agreement all applicable taxes, including but not limited to income, employment and social insurance taxes, as shall be required by law.

                  Section 6.        SUCCESSORS AND ASSIGNS; NO THIRD-PARTY
BENEFICIARIES.

                  (a) The Company. This Agreement shall inure to the benefit of and be enforceable by, and may be assigned by the Company to, any purchaser of all or substantially all of the Company's business or assets, any successor to the Company or any assignee thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise). The Company will require any such purchaser, successor or assignee to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such purchase, succession or assignment had taken place.

                  (b) The Employee. The Employee's rights and obligations under this Agreement shall not be transferable by the Employee by assignment or otherwise, without the prior written consent of the Company; provided, however, that if the Employee shall die, all amounts then payable to the Employee hereunder shall be paid in accordance with the terms of

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this Agreement to the Employee's devisee, legatee or other designee or, if there be no such designee, to the Employee's estate.

                  Section 7. WAIVER AND AMENDMENTS. Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company's behalf by the Board. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

                  Section 8. SEVERABILITY AND GOVERNING LAW. If any covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF) APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                  Section 9.        NOTICES.

                  (a) Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided, provided that, unless and until some other address be so designated, all notices or communications by the Employee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Employee may be given to the Employee personally or may be mailed to Employee at the Employee's last known address, as reflected in the Company's records.

                  (b)      Any notice so addressed shall be deemed to be given:
(i) if delivered by hand, on the date of such delivery; (ii) if mailed by courier, on the first business day following the date of such mailing; and (iii) if mailed by registered or certified mail, on the third business day after the date of such mailing.

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                  Section 10.       EFFECT OF AGREEMENT. This Agreement shall
not be construed as creating any contract of employment between the Company and the Employee and nothing in this Agreement shall be construed to alter the Employee's status as an "at-will" employee. The Employee shall not have any right to be retained in the employ or service of the Company for any length of time by reason of this Agreement, and this Agreement shall not affect the right of the Company to deal with the Employee in all respects relating to the Employee's employment, including the Employee's discharge, compensation, and conditions of employment.

                  Section 11. SECTION HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, affect the meaning or interpretation of this Agreement or of any term or provision hereof.

                  Section 12. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties hereto regarding the employment of the Employee. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement.

                  Section 13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                        [Signatures appear on next page]

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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                            PHARMION CORPORATION

                                            By:     /s/ Robert A. Conerly
                                                 -------------------------------
                                                 Name:   Robert A. Conerly
                                                 Title:  Chief Financial Officer

                                            EMPLOYEE

                                                 /s/ Judith Hemberger, PhD.
                                            ------------------------------------

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